EXECUTION COPY


                            SHARE EXCHANGE AGREEMENT

         SHARE EXCHANGE AGREEMENT, dated as of April 27, 2001 (the "Agreement"), between Westar Investments, Inc., a Delaware corporation ("Westar"), and Guardian International Inc., a Florida Corporation ("Guardian").

                                    RECITALS

A. Westar desires to exchange 8,000 shares of Guardian Series C 7% Redeemable Cumulative Preferred Stock, par value $.001 per share ("Series C Preferred Stock") for 8,000 shares of Guardian Series E 7% Cumulative Preferred Stock, par value $.001 per share ("Series E Preferred Stock").

B. Guardian desires to exchange its shares of Series E Preferred Stock as stated hereinabove in exchange for its receipt of the Series C Preferred Stock.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       THE EXCHANGE
         ------------

         1.1. Closing. The closing of the transaction contemplated in this Agreement (the "Closing") shall take place at the offices of Guardian at 3880 N. 28th Terrace, Hollywood, Florida, 32020, at 2:00 p.m., (or at such other place as shall be mutually acceptable to the parties) on the 27th day of April, 2001 (the "Closing Date").

         1.2. Exchange. In reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, Guardian shall issue to Westar 8,000 shares of its newly issued Series E Preferred Stock in exchange for the receipt of 8,000 shares of Series C Preferred Stock from Westar. The Series E Preferred Stock will have the terms and conditions set forth in the Articles of Amendment to the Articles of Incorporation attached as Exhibit A hereto.

         1.3. Mechanism of Exchange.
              ---------------------

              (a). At the Closing, Westar shall deliver to Guardian a certificate representing 8,000 shares of Series C Preferred Stock, duly endorsed for transfer.

              (b). At the Closing, Guardian shall deliver to Westar 8,000 shares of newly issued Series E Preferred Stock. The Series E Preferred Stock shall bear an appropriate legend restricting the transfer except as permitted under Rule 144 of the Securities Act of 1933, as amended.

2.       Representations and Warranties of Guardian.
         ------------------------------------------

         Guardian represents, covenants and warrants to Westar as follows:

         2.1. Corporate Existence/Standing/Authority. Guardian is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate power and authority to own, operate and lease its properties and, to carry on its business as now being conducted, and to enter into this Agreement and to carry the transactions contemplated hereby. Guardian is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse effect on it.

         2.2. Capitalization. the authorized capital stock of Guardian consists of (i) 100,000,000 shares of `Class A Voting Common Stock', par value $.001 per share of which, as of the date hereof, 8,096,441 shares are outstanding; all of such outstanding shares have been validly issued and are fully paid and nonassessable; (ii) 1,000,000 shares of `Class B Nonvoting Common Stock', par value $.001 per share of which, as of the date hereof, 634,035 shares are outstanding; all of such outstanding shares have been validly issued and are fully paid and nonassessable; and (iii) 30,000,000 shares of Preferred Stock, par value $.001 per share of which, as of the date hereof, 16,397 shares have been designated as Series C 7% Redeemable Cumulative Preferred Stock and of which 8,397 are outstanding; 30,000 shares have been designated as Series D 6% Convertible Cumulative Preferred Stock and of which 11,369 are outstanding; and 16,397 shares have been designated as Series E 7% Cumulative Preferred Stock and of which 8,000 are outstanding; all of such outstanding shares have been validly issued and are fully paid and nonassessable.

         2.3. Authorization; Binding Effect; No Conflict. The execution, delivery and performance of this Agreement has been duly authorized by Guardian. This Agreement constitutes the legal, valid and binding obligation of Guardian and is enforceable against Guardian in accordance with its terms. Other than the consent of Heller Financial Inc. (which consent shall be obtained prior to Closing), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will: (i) require any consent, authorization, approval or other action of any person, entity or government authority; (ii) violate or constitute a default under the Articles of Incorporation of Guardian, or any note, indenture, mortgage, deed of trust or other contract to which Guardian or its assets are subject; (iii) result in any adverse effect under any agreement, commitment, license, or permit relating to or affecting Guardian's assets or business; or (iv) result in the creation or imposition of any lien, mortgage, pledge, security interest or any other encumbrance upon Guardian's assets or cause the acceleration of any indebtedness of Guardian.

3.       Representations and Warranties of Westar.
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         Westar represents, covenants and warrants to Guardian as follows:

         3.1. Corporate Existence/Standing/Authority. Westar is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority to own, operate and lease its properties and, to carry on its business as now being conducted, and to enter into this Agreement and to carry the transactions contemplated hereby. Westar is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse effect on it.

         3.2. Title to Series C Preferred Stock. Westar owns the Series C Preferred Stock free and clear of all liens, encumbrances, or rights of any other person, corporation, or other entity.

         3.3. Authorization; Binding Effect; No Conflict. The execution, delivery and performance of this Agreement has been duly authorized by Westar. This Agreement constitutes the legal, valid and binding obligation of Westar and is enforceable against Westar in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will: (i) require any consent, authorization, approval or other action of any person, entity or government authority; (ii) violate or constitute a default under the Articles of Incorporation of Westar, or any note, indenture, mortgage, deed of trust or other contract to which Westar or its assets are subject; (iii) result in any adverse effect under any agreement, commitment, license, or permit relating to or affecting Westar's assets or business; or (iv) result in the creation or imposition of any lien, mortgage, pledge, security interest or any other encumbrance upon Westar's assets or cause the acceleration of any indebtedness of Westar.

4.       Documents to be Delivered at Closing:
         ------------------------------------

         (a).     By Guardian
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                 (i) A stock certificate in definitive form registered in the name of Westar for 8,000 shares of Guardian Series E Preferred Stock;

                 (ii) A certified copy of the certificate of incorporation of Guardian, as amended, to reflect the terms of the Series E Preferred Stock;

                 (iii) The consent of Heller Financial, Inc. to the transaction contemplated by this Agreement;

                 (iv) A certificate executed by a duly authorized officer of Guardian certifying that: (A) the representations and warranties in Section 2 hereof are true and correct in all material respects as of the Closing, (B) true and complete copies of the resolutions duly and validly adopted by the board of directors of Guardian evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been provided to Westar, and (C) the person signing this Agreement on behalf of Guardian is authorized to signed this Agreement and the other documents to be delivered hereunder on behalf of Guardian; and

                  (v)  Such other documents as Westar may reasonably request.

         (b).     By Westar
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                 (i) Certificate representing 8,000 shares of Guardian Series C Preferred Stock, duly endorsed for transfer to Guardian;

                 (ii) A certificate executed by a duly authorized officer of Westar certifying that: (A) the representations and warranties in Section 3 hereof are true and correct in all material respects as of the Closing, (B) true and complete copies of the resolutions duly and validly adopted by the board of directors of Westar evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been provided to Guardian, and (C) the person signing this Agreement on behalf of Westar is authorized to signed this Agreement and the other documents to be delivered hereunder on behalf of Westar; and

                 (iii) Such other documents as Guardian may reasonably request.

5.       Miscellaneous.
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         5.1. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission, by reputable overnight delivery service, or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Westar:                  Westar Investments, Inc.
                                                 818 S. Kansas Avenue
                                                 Topeka, KS  66612
                                                 Attention: Paul R. Geist
                                                 Phone:  785-575-6507
                                                 Fax:  785-575-8096

                  To Guardian:

                                                 Guardian International, Inc.
                                                 3880 North 28th Terrace
                                                 Hollywood, Florida 33020-1118
                                                 Attention:  President
                                                 Phone:  954-926-5200
                                                 Fax:  954-926-1822

         With a copy (which shall not constitute notice) to:

                                                 Harvey Goldman, Esq.
                                                 Steel Hector & Davis LLP
                                                 200 South Biscayne Boulevard
                                                 41st Floor
                                                 Miami, FL  33131-2398
                                                 Phone:  305-577-7011
                                                 Fax:  305-577-7001

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission, by reputable overnight delivery service, or by facsimile as provided in this Section, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the addresses provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its or her address, facsimile or other information for the purposes of notices to that party by giving notice specifying such change to the other parties hereto.

         5.2. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may be not amended except by a written agreement executed by the party to be charged with the Amendment.

         5.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies will be cumulative and not alternative.

         5.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         5.5 Headings; Counterparts. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one in the same instrument.

         5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Florida applicable to a contract executed and performed in such jurisdiction without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                               WESTAR INVESTMENTS, INC.


                          By:  /s/ PAUL R. GEIST
                               -------------------------------
                               __________________, its _______________




                          GUARDIAN INTERNATIONAL, INC.



                          By: /s/ DARIUS G. NEVIN
                              ----------------------------------------
                              Darius G. Nevin, its Director, Vice President and Chief Financial Officer

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          GUARDIAN INTERNATIONAL, INC.

                                       I.

         The name of the corporation is Guardian International, Inc. (the "Corporation").

                                       II.

         Article III of the Articles of Incorporation of the Corporation is hereby amended to include Section 8 as follows:

         1. Section 8. Series E Cumulative Preferred Stock. 16,397 shares of Preferred Stock shall be designated as Series E 7% Cumulative Preferred Stock, par value $.001 per share ("Series E Preferred Stock"), and shall have the following rights and preferences:

         (a)      Designation and Rank.
                  --------------------

                  All shares of Series E Preferred Stock shall rank equally and be identical in all respects. So long as the Series E Preferred Stock is outstanding, unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series E Preferred Stock, the Corporation shall not authorize or issue additional equity securities of any kind, including shares of Preferred Stock of any class, series or designation ranking in priority or in parity as to rights and preferences (including in respect of dividends or rights upon liquidation, dissolution or winding-up of the Corporation) with the Series E Preferred Stock now or hereafter authorized including, without limitation, additional shares of Series E Preferred Stock.

         (b)      Dividends.
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                  The holders of the Series E Preferred Stock, in preference to the holders of Class A Voting Common Stock, par value $.001 per share (the "Class A Common Stock"), of the Corporation and the Class B Non-Voting Common Stock, par value $.001 per share (collectively, with the Class A Common Stock, the "Common Stock"), of the Corporation and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series E Preferred Stock as to payment of dividends and other distributions shall be entitled to receive, but only out of any funds legally available for the declaration of dividends, cumulative, preferential dividends at the annual rate of 7.00% of the Liquidation Value (as hereinafter defined), in parity with the holders of Preferred Stock ranking in parity with the Series E Preferred Stock, payable as follows:

                  (i) Series E Preferred Stock dividends (the "Dividends") shall commence to accrue on the shares of Series E Preferred Stock and be cumulative from and after the date of issuance of such shares of Series E Preferred Stock (the "Issuance Date") and shall be deemed to accumulate and accrue from day to day thereafter. Dividends for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  (ii) The Dividends shall be payable to the holders of the Series E Preferred Stock quarterly on the 1st day of January, April, July and October commencing July 1, 2001. The Corporation shall pay Dividends in cash; provided, however, that if the provisions of the current credit agreement to which the Corporation is a party, or any replacements thereof, prohibit the Corporation from paying Dividends in cash, the Dividends shall be paid in shares ("Dividend Common Shares") of Class A Common Stock; provided further that in no event shall the Corporation pay cash dividends with respect to any stock of the Corporation ranking junior in rights or preferences to the Series E Preferred Stock during any period in which cash dividends may not be paid or have not been paid with respect to the Series E Preferred Stock. Once issued, any Dividend Common Shares shall rank pari passu and have all of the rights and privileges associated with all other shares of the Class A Common Stock. If Dividends are paid in Dividend Common Shares, the price per share of the Class A Common Stock for determining the number of Dividend Common Shares to be issued shall be equal to the average of the daily bid and asked prices as of closing of the Class A Common Stock averaged over the twenty (20) trading days prior to and including the last day of the quarter immediately preceding the date on which Dividends are payable. The Corporation shall at all times keep reserved such number of shares of its authorized and unissued Class A Common Stock as necessary to pay all Dividends remaining to be paid with respect to the Series E Preferred Stock in shares of Class A Common Stock as contemplated by this Section 8(b)(ii).

                  (iii) So long as any share of Series E Preferred Stock remains outstanding, the Corporation shall not declare, pay or set aside for payment any dividend on any stock ranking junior in rights or preferences to the Series E Preferred Stock or make any payment or set apart any fund for payment with respect to the purchase, redemption or other retirement of any stock ranking junior in rights or preferences to the Series E Preferred Stock unless all accrued and unpaid dividends with respect to the Series E Preferred Stock have been paid in full.

         (c)      Redemption.
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                  (i) Optional Redemption. The Corporation may redeem the Series E Preferred Stock, in whole or in part, at any time and from time to time, upon not less than 30 days' written notice, after the Issuance Date for an amount in cash equal to the sum of (1) the Liquidation Value for each such share of Series E Preferred Stock to be redeemed plus (2) any accrued and unpaid Dividends thereon plus (3) a premium equal to the product of (i) the Liquidation Value, (ii) 7.00% and (iii) a fraction, the numerator of which is of the number of days remaining until (and excluding) October 21, 2004 and the denominator of which is 2,160 (the "Optional Redemption Price Calculation").

                  (ii) Redemption Upon a Happening of Certain Event. A holder of Series E Preferred Stock may elect to cause the Company to redeem its shares of Series E Preferred Stock for an amount in cash equal to the Redemption Price upon the occurrence of an event triggering a redemption right pursuant to
Section 7(c)(ii) of Article III herein. Any and all rights provided for in this Section shall terminate upon the transfer of the Series E Preferred Stock by a holder of such stock as of April 27, 2001 to any person who is not an affiliate of Western Resources, Inc., a Kansas corporation, or of such holder.

                  (iii) Procedures for Redemption.
                        -------------------------

                        (I) In the event that the Corporation redeems shares of Series E Preferred Stock pursuant to Section 8(c)(i) above, at least fifteen
(15) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series E Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series E Preferred Stock at such holder's address as it appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series E Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                              (1) the Redemption Price;

                              (2) whether all or less than all the outstanding
shares of the Series E Preferred Stock are to be redeemed and the total number of shares of the Series E Preferred Stock being redeemed;

                              (3) the date fixed for redemption (the "Redemption
Date");

                              (4) that the holder is to surrender to the
Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series E Preferred Stock to be redeemed; and

                              (5) that dividends on the shares of the Series E
Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

                        (II) (1) In the event that a holder of Series E Preferred Stock (the "Redeeming Series E Holder") elects to redeem its shares of Series E Preferred Stock pursuant to Section 8(c)(ii) above, at least fifteen
(15) days and not more than sixty (60) days prior to the date of any such redemption of the Series E Preferred Stock, written notice (the "Holder's Redemption Notice") shall be given by first class mail, postage prepaid, to the Corporation. The Redemption Notice shall state:

                                   (A) whether all or less than all the
outstanding shares of the Series E Preferred Stock are to be redeemed and the total number of shares of the Series E Preferred Stock being redeemed; and

                                   (B) the date of the redemption (the
"Redemption Date").

                              (2)  The Corporation shall, within 10 days of
receipt of the Holder's Redemption Notice, send a notice to the Redeeming Series E Holder (the "Corporation's Redemption Notice"), stating:

                                   (A) the Redemption Price; and

                                   (B) that the Redeeming Series E Holder is to
surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series E Preferred Stock to be redeemed; and

                                   (C)  that Dividends on the shares of Series E
Preferred Stock to be redeemed shall cease to accumulate on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

                        (III) Each holder of Series E Preferred Stock redeemed pursuant to the provisions of Section 8(c)(i) or (ii) hereof shall surrender the certificate or certificates representing such shares of Series E Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Corporation's Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        (IV) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the Redemption Price, Dividends on the Series E Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest; provided, however, that if notices of redemption shall have been given as provided in Section 8(c)(iii)(I) and (II) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation, shall have no interest in or claims against the Corporation by virtue thereof and shall have no rights with respect thereto, except the right to receive the Redemption Price, without interest, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding.

         (d) Voting Rights. The holders of Series E Preferred Stock shall not be entitled to vote or consent on any matters required or permitted to be submitted to the stockholders of the Corporation for their approval, except to the extent that voting rights are specifically provided by Florida law or Section 8(a) or 8(e) hereof.

         (e) Special Voting Rights.
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             (i) Amendment to Articles of Incorporation. The Corporation shall not amend its Articles of Incorporation so as to adversely affect in any manner the specified rights, preferences, privileges or voting rights of the Series E Preferred Stock or to authorize additional shares of Series E Preferred Stock unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series E Preferred Stock.

             (ii)  Election of Directors.
                   ---------------------

                   (I) Subject to the provisions of Section 8(e)(ii)(II) below, upon the occurrence of a Default Event (hereafter defined) with respect to the Series E Preferred Stock and for the duration of the Default Period (hereafter defined), the holders of the Series E Preferred Stock, in addition to any other voting rights they may have by law, shall be entitled to vote (voting separately as a series by a majority of the outstanding shares thereof) for the election to the Board of Directors of the smallest number of additional directors necessary to constitute at any given time a majority of the total number of members of the Board of Directors (after giving effect to such election), and should such percentage when applied to the number of the members of the Board of Directors result in a number that includes a fraction, then such number shall be increased to the next whole number. In addition, during the Default Period, the holders of the Series E Preferred Stock shall be entitled to designate (voting as a series as aforesaid) the number of positions on the Board of Directors, which shall be the smallest number of directors necessary for the nominees of the holders of the Series E Preferred Stock to constitute a majority of the full Board. In case the holders of the Series E Preferred Stock become entitled to exercise such special voting rights, they may call a special meeting of stockholders during the Default Period, in the manner provided in the bylaws or otherwise as provided by law, for the purpose of increasing or decreasing the number of positions on the Board of Directors and electing such members to the Board of Directors. In addition, the holders of the Series E Preferred Stock shall have such special voting rights at any annual or regular meeting of stockholders (or any other special meeting not called by the holders of the Series E Preferred Stock) held during the Default Period. In lieu of the foregoing, the holders of the Series E Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares the Series E Preferred Stock outstanding and entitled to vote thereon.

                   (II) Notwithstanding the provisions of Section 8(d)(ii)(I) above, if during the Default Period, a Default Event occurs and is continuing with respect to the Series D Preferred Stock, the holders of the Series D Preferred Stock, in addition to any other voting rights they may have by law, shall be entitled to vote (together, as a class, with the Series E Preferred Stock) for the election of additional directors to the Board of Directors, as described in Section 8(e)(ii)(I) above.

                   (III) Removal; Vacancies. During the Default Period, each director elected by the holders of the Series E Preferred Stock may be removed only by the vote of the holders of the majority of the outstanding shares of such series of Preferred Stock, voting separately as a series, at a meeting of the stockholders, or of the holders of the Series E Preferred Stock, called for that purpose. During the Default Period, any vacancy in the office of a director elected by the holders of the Series E Preferred Stock may be filled by a vote of the remaining directors then in office elected by the holders of such series of Preferred Stock, or, if not so filled, by the holders of such series of Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of stockholders, or of the holders of shares of Series E Preferred Stock, may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal shall be voted. Holders of the Series E Preferred Stock shall be entitled to notice of each meeting of stockholders at which they shall have any right to vote or notice of which is otherwise required by law. In lieu of the foregoing, the holders of the Series E Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares of such series of Preferred Stock outstanding and entitled to vote thereon.

                   (IV) Expiration of Right. Upon termination of the Default Period, the special voting rights of the holders of the Series E Preferred Stock in default provided hereunder shall be immediately divested, but always subject to the revesting of such right in the holders of the Series E Preferred Stock upon the occurrence of any subsequent Default Event. In the event that such rights of the holders of the Series E Preferred Stock shall cease as provided above, then the directors elected to the Board of Directors by the holders of the Series E Preferred Stock under Section I shall be automatically removed from office, and their respective positions terminated and the number of positions on the Board of Directors reduced in accordance with such termination, without further action on the part of the holders of Preferred Stock, the holders of Common Stock or the Board of Directors.

                   (V) Default Event. For purposes hereof, a "Default Event" occurs on the date that (A)(i) the Corporation has failed to pay a Dividend when due and (ii) such Dividend remains unpaid for 30 days or (B) the Corporation fails to discharge any redemption obligation with respect to the Series E Preferred Stock.

                   (VI) Default Period. For purposes hereof, "Default Period" means a period commencing on the date a Default Event occurs and ending (i) with respect to a Dividend default upon the payment of the next quarterly Dividend in full and any cumulative Dividends in arrears in full and (ii) with respect to a redemption default, upon the discharge in full by the Corporation of its obligations with respect to such redemption.

         (f) Liquidation.
             -----------

             (i) The Series E Preferred Stock shall rank pari passu upon liquidation with the Series C Preferred Stock and Series D Preferred Stock and shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation which does not expressly rank senior in rights and preferences to the Series E Preferred Stock or on a parity with the Series E Preferred Stock upon liquidation. Holders of shares of Series E Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series E Preferred Stock as to rights and preferences (but before any distribution is made to the holders of the Common Stock and any junior stock), pro rata based on the Liquidation Value pari passu with the holders of shares of the Series C Preferred Stock and Series D Preferred Stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation").

             (ii) The amount payable on each share of Series E Preferred Stock in the event of Liquidation shall be the Liquidation Value plus any accrued and unpaid Dividends.

             (iii) Upon Liquidation, if the net assets of the Corporation are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series E Preferred Stock are entitled as provided above, the entire net assets of the Corporation remaining (after full payment is made on any stock ranking prior to the Series E Preferred Stock as to rights and preferences) shall be distributed among the holders of Series E Preferred Stock and the holders of shares of Preferred Stock ranking in parity with the Series E Preferred Stock as to rights and preferences to which they are respectively entitled in amounts proportionate to the full preferential amounts.

             (iv) For purposes of this Section 8(f), the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a Liquidation.

         (g) Notices to Holders of Series E Preferred Stock.
             ----------------------------------------------

             In the event:

             (i) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

             (ii)  of Liquidation;

             (iii) of the occurrence of an event triggering a redemption right pursuant to Section 7(c)(ii) of Article III herein;

              then the Corporation shall cause to be given to each of the registered holders of the Series E Preferred Stock at its address appearing on the Register for the Series E Preferred Stock, at least 20 calendar days prior to the applicable record date hereinafter specified, by registered mail, postage prepaid, return receipt requested, a written notice stating the date on which any such consolidation, merger, conveyance, transfer or Liquidation or an event triggering a redemption right pursuant to Section 7(c)(ii) of Article III herein is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer or Liquidation.

         This Amendment to the Articles of Incorporation was duly adopted pursuant to Section 607.1002 of the Florida Business Corporation Act by the unanimous resolution of the Board of Directors on April 11, 2001 and was ratified by the sole holder of the Series C Preferred Stock and Series D Preferred Stock on April 25, 2001.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on April 27, 2001.

                                            GUARDIAN INTERNATIONAL, INC.



                                            By: /s/ Darius G. Nevin
                                                --------------------------------

                                            Name: Darius G. Nevin

                                            Title: Director, Vice President and
                                            Chief Finance Officer